Exhibit 23.1
January 21, 2011
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in IMAX Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the references to us under the headings “Experts”.
/s/  PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants